SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-24483

Date of Report: March 16, 2007

CHINA JUNLIAN INTEGRATED SURVEILLANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	84-146184
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Citic Plaza, 233 TianHeBei Road, Room 1602B-1603, Guangzhou, P.R. China	510260
(Address of principal executive offices)	(Zip Code)

86-139250 71672
(Registrant’s telephone number including area code)

Sunburst Acquisitions VII, Inc.
(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws
Item 8.01	Other Events

Effective on March 16, 2007, Sunburst Acquisitions VII, Inc., a Colorado corporation, reincorporated in the State of Nevada by merging with and into China Junlian Integrated Surveillance, Inc., a Nevada corporation that was a wholly owned subsidiary of Sunburst Acquisitions VII. As a result of the merger, China Junlian Integrated Surveillance, Inc. is the surviving corporation, the name of the surviving corporation is “China Junlian Integrated Surveillance, Inc.,” the Certificate of Incorporation and Bylaws of China Junlian Integrated Surveillance, Inc. are the Certificate of Incorporation and Bylaws of the surviving corporation, and each share of common stock, no par value, outstanding of Sunburst Acquisitions VII prior to the merger is one share of common stock, $.001 par value, of China Junlian Integrated Surveillance, Inc.. No other changes were effected with respect to the registrant or its capitalization.

Item 9.01	Financial Statements and Exhibits

Exhibits

3.01	Certificate of Incorporation of China Junlian Integrated Surveillance, Inc. - filed as an Appendix to the Revised Definitive Proxy Statement on Schedule 14A filed on March 16, 2007

3.02	Bylaws of China Junlian Integrated Surveillance, Inc.

10.1	Agreement and Plan of Merger dated February 23, 2007 - filed as an Appendix to the Revised Definitive Proxy Statement on Schedule 14A filed on March 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 21, 2007	CHINA JUNLIAN INTEGRATED SURVEILLANCE, INC.

	By:	/s/ Yuan Gang
Yuan Gang, President